UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2022

McEWEN MINING INC.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-33190 (Commission File Number)	84-0796160 (I.R.S. Employer Identification No.)

150 King Street West, Suite 2800

Toronto, Ontario, Canada  M5H 1J9

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number including area code:  (866) 441-0690

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MUX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry Into a Material Definitive Agreement

On June 21, 2022, McEwen Copper Inc. (“McEwen Copper”), a privately-held Alberta, Canada subsidiary of McEwen Mining Inc. (the “Company”), consummated subscription agreements with a group of investors pursuant to which those investors purchased 1,500,000 shares of McEwen Copper common stock for gross proceeds of $15,000,000 in a private placement (the “Private Placement”). McEwen Copper paid a placement fee of $500,000 in connection with the sale to one investor. The sale of the 1,500,000 shares complements the sale of 4,000,000 shares in August 2021 to Evanachan Limited, an affiliate of the Company’s Chairman and Chief Executive Officer Robert McEwen, for $40,000,000. Following the closing of the recent Private Placement, the Company owns 76% of McEwen Copper. This report is not, and shall be construed as, an offer to sell or the solicitation of an offer to purchase, any shares of McEwen Copper.

The sales of McEwen Copper common shares were made in transactions not registered with the United States (“U.S.”) Securities and Exchange Commission. Specifically, the transactions were exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Regulation S thereunder and Rule 506 of Regulation D. Each of the investors in the offering in the U.S. was an accredited investor as defined in Regulation D. In each transaction exempt under Regulation S, the offers and sales were made in offshore transactions and no directed selling efforts were made in the U.S. In each case, offering restrictions were imposed.

Each purchaser in the Private Placement entered into a subscription agreement with McEwen Copper. The subscription agreements contain customary representations, warranties and agreements in connection with the transaction.  They are not intended to provide any other factual information about McEwen Copper or the Company. The representations, warranties and covenants contained in the subscription agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties. The forms of subscription agreements executed in connection with the Private Placement are filed with this report as Exhibits 10.1, 10.2 and 10.3 and the description of each agreement is qualified by reference to such Exhibits.

In conjunction with the subscription agreements, each purchaser in the Private Placement entered into a joinder agreement pursuant to which they joined Minera Andes, the majority shareholder of McEwen Copper and subsidiary of the Company, Evanachan Limited, the affiliate of Mr. McEwen, and McEwen Copper in a shareholder agreement (“Unanimous Shareholder Agreement”). In conjunction with the closing of the Private Placement, the Unanimous Shareholder Agreement was amended to eliminate the obligation of McEwen Copper to complete a public offering of its securities and get those securities listed on a recognized securities exchange in Canada or the United States on or before September 30, 2022 or to complete a sale, merger, business combination or similar transaction by which McEwen Copper shareholders receive cash and/or freely tradable securities of another entity (the McEwen Copper initial public offering or other transaction is referred to as a “Liquidity Event”). The amendment to the Unanimous Shareholder Agreement also eliminated the right of Evanachan to receive additional shares of McEwen Copper common stock in the event a Liquidity Event does not occur on or before September 30, 2022. Remaining provisions of the Unanimous Shareholders’ Agreement are substantially unchanged. A copy of the amended Unanimous Shareholder Agreement is filed with this report as Exhibit 10.4 and the summary of such Agreement in this report is qualified by reference to the Exhibit.

Item 2.01.    Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 3.02     Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 7.01     Regulation FD Disclosure

On June 21, 2022, the Company issued a press release announcing the completion of the Private Placement. A copy of the press release is furnished with this report as Exhibit 10.5.

The information furnished under this Item 7.01, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 9.01     Financial Statements and Exhibits.

(d)              Exhibits. The following exhibits are filed with this report:

10.1	Form of Subscription Agreement between McEwen Copper Inc. and non-U.S. residents

10.2	Form of Subscription Agreement between McEwen Copper Inc. and U.S. residents

10.3	Form of Subscription Agreement between McEwen Copper Inc. and an international institutional investor

10.4	Unanimous Shareholder Agreement between Minera Andes Inc., Evanachan Limited, McEwen Copper Inc. and other parties thereto dated August 20, 2021

10.5	Press release dated June 21, 2022

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document (contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

McEWEN MINING INC.

Date: June 23, 2022	By:	/s/ Carmen Diges
Carmen Diges, General Counsel

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